Exhibit 99.1

SUBSCRIPTION AGREEMENT

Aurum Explorations, Inc.
10431 Caithcart Road
Richmond, British Columbia
Canada V6X 1N3

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Aurum Explorations, Inc. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Mr. Patrick Mohammed solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Mohammed.

MAKE CHECK PAYABLE TO: AURUM EXPLORATIONS, INC.

Executed this _____day of ___________________, 2007.

_________________________________
Signature of Purchaser

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

		X $0.10	=	US$
Number of Shares Purchased				Total Subscription Price
Form of Payment:	Cash:_______	Check #:		Other:

AURUM EXPLORATIONS, INC.
By: _____________________________________
Title: _____________________________________